Exhibit 4.4.11
SUPPLEMENTAL INDENTURE

Dated as of May 1, 1998

To

First Mortgage Indenture and Deed of Trust

Dated as of August 1, 1954

WESTERN MASSACHUSETTS ELECTRIC COMPANY

TO

STATE STREET BANK AND TRUST COMPANY, Trustee

1998 Series A Bonds, Due June 1, 1999

Amending the Eighty-Second Supplemental Indenture dated as of May 1, 1998



WESTERN MASSACHUSETTS ELECTRIC COMPANY

Supplemental Indenture, Dated as of May 1, 1998

TABLE OF CONTENTS

Parties
Recitals

ARTICLE I
AMENDMENT OF INDENTURE

Section 1.01.	Amendment of Section 3.01 of the Eighty-Second Supplemental
Indenture

Section 1.02.	Amendment of Schedule A to the Eighty-Second Supplemental
Indenture

ARTICLE II
THE TRUSTEE

Section 2.01.	Trustee

ARTICLE III
DEFEASANCE

Section 3.01.	Defeasance

ARTICLE IV
MISCELLANEOUS PROVISIONS

Section 4.01.	Effect of Recitals

Section 4.02.	Counterparts

Section 4.03.	Benefits of Supplemental Indenture and the 1998 Series A Bonds

Section 4.04.	Effect of Table of Contents and Headings

TESTIMONIUM

SIGNATURES

ACKNOWLEDGMENTS

SCHEDULE A -	Form of Bond for the 1998 Series A; Form of Trustee's
Certificate

SCHEDULE C -	Detail of Filing and Recording of First Mortgage Indenture and
Deed of Trust



	EIGHTY-THIRD SUPPLEMENTAL INDENTURE dated as of the first day of May, 1998, made and entered into by and between WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts, with its principal place of business at 174 Brush Hill Avenue, West Springfield, Massachusetts 01089 (hereinafter generally called the "Company" or "WMECO"), and STATE STREET BANK AND TRUST COMPANY, a trust company organized under the laws of the Commonwealth of Massachusetts, as successor to The First National Bank of Boston, as TRUSTEE under the Mortgage Indenture described below, with its principal corporate trust office at Two International Place, 4th Floor, Boston, MA 02110 (said State Street Bank and Trust Company or, as applied to action antedating the effective date of said succession, said The First National Bank of Boston, or its predecessor by merger, Old Colony Trust Company, being hereinafter generally called the Trustee).

	WITNESSETH that:

	WHEREAS, the Company has heretofore executed and delivered to the Trustee its First Mortgage Indenture and Deed of Trust1 dated as of August 1, 1954 (hereinafter as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto being hereinafter generally called the Indenture), conveying certain property therein described in trust as security for the Bonds of the Company to be issued thereunder as therein provided and for other purposes more particularly specified therein, and the Trustee has accepted said Trust; and

	WHEREAS, there are outstanding $385,000,000 aggregate principal amount of First Mortgage Bonds which have been issued at various times and in various amounts and with various dates of maturity and rates of interest and have been denominated Series V, Series W, Series X, Series Y, 1997 Series A and 1997 Series B; and

	WHEREAS, WMECO executed and delivered an Eighty-Second Supplemental Indenture dated as of May 1, 1998 to provide for the issue of the bonds of 1998 Series A; and

	WHEREAS, WMECO proposes to execute and deliver this Eighty-Third Supplemental Indenture to correct a typographical error appearing in Section
3.01 and Schedule A of the Eighty-Second Supplemental Indenture, all as permitted by Section 16.01(f) of the Indenture; and

	WHEREAS, all acts and things necessary to constitute this Eighty-Third Supplemental Indenture as a valid, binding and legal instrument have been authorized and performed.

	NOW, THEREFORE, THIS EIGHTY-THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE I

AMENDMENT OF INDENTURE

	Section 1.01. Amendment of Section 3.01 of the Eighty-Second Supplemental Indenture. The Indenture shall be, and hereby is, amended to correct a typographical error by deleting Section 3.01 of the Eighty-Second Supplemental Indenture in its entirety and substituting in lieu thereof the following:

	Section 3.01. Repayment Upon Reduction of Aggregate Commitment Under the Facility. Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to the amount by which the principal amount of the then outstanding 1998 Series A Bonds held by the Collateral Agent exceeds 19% of the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current
Credit Agreement, shall be deemed paid and all obligations of WMECO hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

	Section 1.02. Amendment of Schedule A to the Eighty-Second Supplemental Indenture. The Indenture shall be, and hereby is, amended to correct a typographical error by deleting Schedule A to the Eighty-Second Supplemental Indenture in its entirety and substituting in lieu thereof Schedule A appended hereto.

ARTICLE II

THE TRUSTEE

	Section 2.01. Trustee. The Trustee shall be entitled to, may exercise, and shall be protected by, where and to the full extent that the same are applicable, all the rights, powers, privileges, immunities and exemptions provided in the Indenture, as if the provisions concerning the same were incorporated herein at length. The remedies and provisions of the Indenture applicable in case of any default by the Company thereunder are hereby adopted and made applicable in case of any default with respect to the properties included herein and, without limitation of the generality of the foregoing, there are hereby conferred upon the Trustee the same powers of sale and other powers over the properties described herein as are expressed to be conferred by the Indenture.

ARTICLE III

DEFEASANCE

	Section 3.01. Defeasance. This Eighty-Third Supplemental Indenture shall become void when the Indenture shall be void.

ARTICLE IV

MISCELLANEOUS PROVISIONS

	Section 4.01. Effect of Recitals. The recitals in this Eighty-Third Supplemental Indenture shall be taken as recitals by the Company alone, and shall not be considered as made by or as imposing any obligation or liability upon the Trustee, nor shall the Trustee be held responsible for the legality or validity of this Eighty-Third Supplemental Indenture, and the Trustee makes no covenants or representations, and shall not be responsible, as to or for the effect, authorization, execution, delivery, or recording of this Supplemental Indenture, except as expressly set forth in the Original Indenture. The Trustee shall not be taken impliedly to waive by this Eighty-Third Supplemental Indenture any right it would otherwise have as provided in the Original Indenture, this Eighty-Third Supplemental Indenture shall hereafter form a part of the Indenture.

	Section 4.02. Counterparts. This Eighty-Third Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which shall be deemed an original; and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument, which shall for all purposes be sufficiently evidenced by any such original counterpart.

	Section 4.03. Benefits of Supplemental Indenture and 1998 Series A Bonds. Nothing in this Supplemental Indenture, or in the bonds of 1998 Series A, expressed or implied, is intended or shall be construed to give to any person or corporation other than WMECO, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or of any covenant, condition or provision herein contained. All the covenants, conditions and provisions hereof are and shall be for the sole and exclusive benefit of WMECO, the Trustee and the holders of the bonds and interest obligations secured by the Indenture and this Supplemental Indenture.

	Section 4.04. Effect of Table of Contents and Headings. The table of contents and the descriptive headings of the several Articles and Sections of this Supplemental Indenture are inserted for convenience of reference only and are not to be taken to be any part of this Supplemental Indenture or to control or affect the meaning, construction or effect of the same.

IN WITNESS WHEREOF, said Western Massachusetts Electric Company has caused this instrument to be executed in its corporate name by its President or one of its Vice Presidents and by its Treasurer or an Assistant Treasurer, thereunto duly authorized, and its corporate seal to be hereto affixed and attested by its Clerk or an Assistant Clerk, and said State Street Bank and Trust Company has caused this instrument to be executed in its corporate name by one of its Vice Presidents or Assistant Vice Presidents, thereunto duly authorized, and its corporate seal to be hereto affixed, all as of the day and year first above written.

	WESTERN MASSACHUSETTS ELECTRIC COMPANY


	By/s/John B. Keane
	Vice President and Treasurer

	and by/s/David R. McHale
	Assistant Treasurer

Attest:/s/O. Kay Comendul
Clerk or Assistant Clerk

Signed, sealed and delivered by
Western Massachusetts Electric
Company in our presence:
/s/Tracy A. DeCredico
/s/Marion C. Bloomquist

STATE OF CONNECTICUT
COUNTY OF HARTFORD	BERLIN

On this 4 th day of May in the year 1998 before me personally came John B. Keane and David R. McHale, to me personally known, who being by me duly sworn did depose and say that they are respectively a Vice President and an Assistant Treasurer of Western Massachusetts Electric Company, one of the corporations described in and which executed the foregoing instrument; that they know the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that they signed their names thereto by like authority; and they acknowledged said instrument to be their free act and deed in their said respective capacities and the free act and deed of Western Massachusetts Electric Company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, at Berlin, in said State, the day and year first above written.

/s/Susan L. Cifaldi
Notary Public for the
State of Connecticut

My commission expires May 31, 1999

(NOTARIAL SEAL)

	STATE STREET BANK AND TRUST COMPANY, Trustee

	By:/s/ Ruth A. Smith
		Authorized Officer

Signed, sealed and delivered by		(CORPORATE SEAL)
State Street Bank and Trust
Company in our presence:

/s/James E. Schultz
/s/Rene Regland
COMMONWEALTH OF MASSACHUSETTS
	BOSTON
COUNTY OF SUFFOLK

	On this 5 th day of May in the year 1998 before me personally came Ruth
A. Smith to me personally known, who being by me duly sworn did depose and say that she is a Vice President of State Street Bank and Trust Company, one of the corporations described in and which executed the foregoing instrument; that she knows the seal of said corporation; that the seal affixed to said instrument opposite the execution was affixed thereto pursuant to the authority of its Board of Directors; that she signed his name thereto by like authority; and he acknowledged said instrument to be his free act and deed in she said capacity and the free act and deed of State Street Bank and Trust Company.

	IN WITNESS WHEREOF, I have hereunto set my hand and my official seal, at Boston in said Commonwealth, the day and year first above written.

/s/James M. Coolidge
Notary Public for the
Commonwealth of Massachusetts

My commission expires: June 19, 2003

(NOTARIAL SEAL)

Schedule A

(FORM OF BOND)

No. R-1	$17,300,000

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, 1998 Series A, due June 1, 1999

	FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the Company) hereby promises to pay to THE FIRST NATIONAL BANK OF CHICAGO, or registered assigns, in each case as Pledgee and Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement referred to on the reverse hereof), the principal sum of $17,300,000 or, if less, 19% of the aggregate Secured Obligations (as defined in the Security Agreement referred to on the reverse hereof) outstanding on June 1, 1999 or any date on or before June 1, 1999 on which the principal hereof becomes due and payable. The Company further agrees to pay interest on said sum at the Lease Rate (as such term and all other capitalized terms used but not otherwise defined herein are defined in the Indenture referred to on the reverse hereof) as applicable from time to time, but such interest shall accrue only upon and following the occurrence and during the continuance of an Accelerating Event; provided, however, that in no event shall the interest rate payable on the 1998 Series A Bonds exceed 6.89% per annum. After a responsible officer of the Trustee shall have received written notice from the Collateral Agent of the occurrence of an Accelerating Event specifying in reasonable detail the events giving rise to the Accelerating Event and the date of its occurrence, interest hereon shall be due and payable on demand; provided, however, that upon the occurrence of an Accelerating Event which is an Insolvency Event, interest shall be immediately due and payable on demand whether or not the Trustee has received notice of the occurrence of such Accelerating Event. Interest shall accrue from and including the date of occurrence of an Accelerating Event and shall continue to accrue during the continuance of an Accelerating Event. Interest hereon shall cease to accrue following the discontinuance of the Accelerating Event as evidenced by written notice from an officer of the Collateral Agent to a responsible officer of the Trustee, and any interest hereon that has accrued but has not yet become due and payable at the time such notice is given shall be extinguished and shall not be required to be paid at any time thereafter. The bonds of 1998 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1998 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If any amounts due under the Credit Agreement or any IT Note Agreement (as defined in the Lease Agreement) shall become, or any bank acting as agent on behalf of the financial institutions party to the Credit Agreement or the holder or holders of any IT Notes shall so declare amounts due under such Credit Agreement or IT Note Agreement, as the case may be, to be forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be, the entire principal of the bonds of 1998 Series A, together with interest accrued but unpaid thereon, shall without notice or demand of any kind, become immediately due and payable.

	Anything in the Indenture referred to on the reverse hereof, the eighty-second supplemental indenture establishing the terms and conditions of bonds of this Series (the "Supplemental Indenture"), the eighty-third supplemental indenture amending the Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1998 Series A shall be satisfied and discharged, if and to the extent, that (A) the Current Credit Agreement is terminated in its entirety and all obligations thereunder shall have been paid in full and the Company shall not have given notice to the Trustee that such 1998 Series A Bonds shall remain outstanding, (B) each of the financial institutions party to the Credit Agreement has agreed in writing that the 1998 Series A Bonds shall be deemed paid, or (C) on June 1, 1999, no Event of Default (as defined in the Security Agreement) shall have occurred and be continuing; it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the amount of the Secured Obligations (as defined in the Security
Agreement) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of such Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture. The Trustee shall be entitled to rely on written notice from the Collateral Agent that no Event of Default has occurred and is continuing under such Security
Agreement. By its acceptance of this Bond, the Collateral Agent agrees upon request of the Company to provide such notice to the Trustee so long as no Event of Default has occurred and is continuing.

	Each installment of interest hereon shall be payable to the person who shall be the registered owner of this Bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such date shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

	Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and the registration of transfer and exchangeability of this Bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

	This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by State Street Bank and Trust Company (hereinafter with its successors as defined in the Indenture, generally called the Trustee), or by such a successor.

	IN WITNESS WHEREOF, Western Massachusetts Electric Company has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated as of		, 1998.


WESTERN MASSACHUSETTS ELECTRIC COMPANY


By:

By:


CERTIFICATE OF AUTHENTICATION

	This Bond is one of the First Mortgage Bonds, 1998 Series A, due June 1, 1999, described and provided for in the within mentioned Indenture.


STATE STREET BANK AND TRUST COMPANY


By:
Authorized Signatory


[FORM OF BOND]

[REVERSE]

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, 1998 Series A

	The Bond is one of a series of Bonds in fully registered form known as the "First Mortgage Bonds, 1998 Series A, due June 1, 1999" of the Company, limited to seventeen million three hundred thousand dollars ($17,300,000) in aggregate principal amount (except as provided by the terms of Section 2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now State Street Bank and Trust Company, successor Trustee) as Trustee, dated as of August 1, 1954 (herein as amended by a First
Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Eighty-Second Supplemental Indenture dated as of May 1, 1998 and the Eighty-Third Supplemental Indenture dated as of May 1, 1998, being herein generally called the Indenture) and said Eighty-Second and Eighty-Third Supplemental Indentures, executed counterparts of each of which are on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture establishing the terms and conditions of the bonds of this Series shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay the principal of and interest on this Bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Indenture, upon the happening of an event of default as in the Indenture provided or if any amounts due under the Credit Agreement (as such term is defined in the Security Agreement) or any IT Note Agreement (as such term is defined in the Security Agreement referred to below) shall become, or the Bank Agent or the holder or holders of any IT Note shall so declare amounts due under such Credit Agreement or such IT Note Agreement, to be forthwith due and payable pursuant to the terms of such Credit Agreement or IT Note Agreement, as the case may be.

	This Bond, together with all other Bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to the Lease Agreement, it being understood that the actual indebtedness evidenced by the 1998 Series A Bonds as of any time shall be limited to 19% of the amount of the Secured Obligations (as defined in the Security Agreement referred to below) as determined at such time, that at no time shall any claim be made for principal and interest on the 1998 Series A Bonds in excess of 19% of the amount of the Secured Obligations as determined at such time, and that, to the extent that the outstanding principal amount of the 1998 Series A Bonds exceeds such amount, neither the Secured Parties nor the Collateral Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1998 Series A Bonds under, the Indenture.

	The bonds of 1998 Series A shall be issued to and registered in the name of THE FIRST NATIONAL BANK OF CHICAGO, as Pledgee and Collateral Agent (the "Collateral Agent") under the Security Agreement and Assignment of Contracts dated as of January 4, 1982, as amended and restated February 11, 1992 between Bankers Trust Company, not in its individual capacity but solely as trustee of the Niantic Bay Fuel Trust which was created pursuant to a Trust Agreement dated as of January 4, 1982, as amended and restated as of February 11, 1992 among Bankers Trust Company, as trustee, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to the New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Corporation, as receiver of the Connecticut Bank and Trust Company, National Association), as Trustor and the Company, The Connecticut Light & Power Company ("CL&P") and The Hartford Electric Light Company (which merged with and into CL&P on June 30, 1982), as beneficiaries, and the Collateral Agent for the ratable benefit of the Secured Parties referred to therein (the "Security Agreement"). Anything in the Indenture, the Supplemental Indenture, the Eight-Third Supplemental Indenture dated as of May 1, 1998 amending the Supplemental Indenture or any bond of 1998 Series A to the contrary notwithstanding, the bonds of 1998
Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Security Agreement. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

	Upon written notice by the Collateral Agent to the Trustee (i) that the Current Credit Agreement has been amended to reduce or cancel the Aggregate Commitment (as defined in the Current Credit Agreement) of the banks thereunder, and (ii) that upon the making of any repayment of outstanding advances, if any, required pursuant to the terms of the Current Credit Agreement as a result of such reduction or cancellation, the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement equals less than $90,000,000, bonds of the 1998 Series A, in a principal amount equal to the amount by which the principal amount of the then outstanding
1998 Series A Bonds held by the Collateral Agent exceeds 19% of the sum of the then outstanding principal amount of the IT Notes and the greater of the Aggregate Commitment under the Current Credit Agreement and the aggregate principal amount of all loans outstanding under the Current Credit Agreement, shall be deemed paid and all obligations of WMECO hereunder and thereunder with respect to such principal amount of 1998 Series A Bonds shall be deemed satisfied and discharged.

	This Bond is exchangeable at the option of the registered owner hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

	The 1998 Series A Bonds shall not be redeemable.

	The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding
(except Bonds held by or for the benefit of the Company), including, if more than one Series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

	Each initial and successive holder of any bond of the 1998 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies Section 3.04(h) of the Original Indenture to read as follows:

		(h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for
Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph (d) of this Section, an Earnings Certificate.

	If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

	If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1998 Series A, as amended by the Eighty-Third Supplemental Indenture dated as of May 1, 1998 amending the Supplemental Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1998 Series A, as amended by the Eighty-Third Supplemental Indenture dated as of May 1, 1998 amending the Supplemental Indenture.

	No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof, or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.



Schedule C

	Detail of Filing and Recording of First Mortgage Indenture and Deed Trust dated as of August 1, 1954 in Massachusetts.

						Date
	Page					Recorded		Doc. No.		Book

Registry of Deeds

County of Berkshire

	Middle District		8/18/54		22357		614	395
	Northern District		8/18/54		2684			512	 97
	Southern District		8/18/54		None Assigned	310	379

County of Franklin			8/18/54		3501			1007	   2
County of Hampshire			8/18/54		5070			1175	388
County of Hampden			8/15/54		20682		2331	   1

Registry District of Land Court

County of Berkshire

	Middle District		10/4/54		8407-A
	Northern District		11/5/68		3115

County of Hampshire			8/18/54		822
County of Hampden			8/19/54		18800

Office of Town Clerk,		3/22/67		6917			None Assigned
West Springfield*

*Confirmatory Indenture 		8/18/54		None Assigned	54	121
of Mortgage filed

Secretary of the 						442315
Commonwealth


	1For details as to the filing and recording of this instrument in Massachusetts, see Schedule C.